Exhibit 99.1

World Kinect Corporation Reports Fourth Quarter and Full Year 2023 Results
MIAMI—February 22, 2024—World Kinect Corporation (NYSE: WKC) today reported financial results for the fourth quarter and full year 2023.
Results compared to the same period last year are as follows (unaudited - in millions, except percentages and per share data):

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Volume (1)	4,533	4,575	(1)%	18,006	18,331	(2)%
Revenue	$12,003	$13,878	(14)%	$47,711	$59,043	(19)%
Gross profit	$232	$282	(18)%	$1,058	$1,089	(3)%
Adjusted gross profit	$280	$282	(1)%	$1,106	$1,089	2%
Operating expenses	$248	$204	22%	$860	$816	5%
Adjusted operating expenses	$207	$202	2%	$819	$813	1%
Income (loss) from operations	$(15)	$79	(119)%	$198	$273	(28)%
Operating margin	(7)%	28%		19%	25%
Adjusted income from operations	$74	$80	(8)%	$288	$276	4%
Adjusted operating margin	26%	28%		26%	25%
Net income (loss) including noncontrolling interest	$(35)	$21	(267)%	$54	$116	(54)%
Adjusted EBITDA	$100	$106	(6)%	$386	$380	2%
Diluted earnings (loss) per common share	$(0.58)	$0.33	(273)%	$0.86	$1.82	(53)%
Adjusted diluted earnings per common share	$0.54	$0.54	—%	$1.95	$2.04	(4)%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"Although we experienced non-recurring financial impacts this quarter, we delivered solid core operating results while further advancing our portfolio and platform to better support our customer and supplier requirements for conventional and renewable products and services," said Michael J. Kasbar, Chairman and Chief Executive Officer. "We look forward to providing an update on our unique position in a large and growing market, our clear strategy to capture opportunities across our three business segments, and financial targets to drive attractive long-term shareholder returns at our upcoming Investor Day."
"We delivered $271 million in operating cash flow for the year, further supporting our strong liquidity profile which provides us with the capital we need to invest in organic business activities, fund strategic investments and return capital to our shareholders through buybacks and dividends," said Ira M. Birns, Executive Vice President and Chief Financial Officer. "We also continue to make progress in driving greater operating efficiencies to fuel stronger returns."

Fourth Quarter 2023 Compared to 2022
Year-Over-Year Highlights
•Revenue of $12.0 billion, a decrease of 14%.
•Gross profit of $232.4 million, a decrease of 18%.
•Adjusted gross profit of $280.4 million, a decrease of 1%.
•Net loss of $34.8 million, a decrease of 266%.
•Adjusted EBITDA of $99.8 million, a decrease of 6%.
Year-Over-Year Segment Profitability
~~•~~Aviation – Gross profit of $131.4 million, an increase of 19%. The increase during the three months ended December 31, 2023 was primarily attributable to our continued focus on improving returns in an elevated interest rate environment.
~~•~~Land – Gross profit of $57.0 million, a decrease of 51%. The decrease during the three months ended December 31, 2023 was primarily attributable to losses associated with an erroneous bid submitted in the Finnish power market, which are excluded from our non-GAAP measures. Excluding this non-recurring item, adjusted gross profit was $105.0 million, a decrease of 9% driven by lower profitability in North America and the U.K., partially offset by improved performance in our natural gas activities and our sustainability-related offerings.
~~•~~Marine – Gross profit of $44.0 million, a decrease of 21%. The decrease during the three months ended December 31, 2023 was primarily attributable to increased competition resulting from lower bunker fuel prices, together with softening demand driven by changes in the global macroeconomic environment.
Full Year 2023 Compared to 2022
Year-Over-Year Highlights
•Revenue of $47.7 billion, a decrease of 19%.
•Gross profit of $1.06 billion, a decrease of 3%.
•Adjusted gross profit of $1.11 billion, an increase of 2%.
•Net income of $52.9 million, a decrease of 54%.
•Adjusted EBITDA of $386.4 million, an increase of 2%.
Year-Over-Year Segment Profitability
~~•~~Aviation – Gross profit of $485.8 million, an increase of 36%.
•Land – Gross profit of $399.8 million, a decrease of 16%. Adjusted gross profit was $447.9 million, a decrease of 6%.
•Marine – Gross profit of $172.6 million, a decrease of 33%.
Earnings Conference Call
An investor conference call will be held today, February 22, 2024, at 5:00 PM Eastern Time to discuss fourth quarter and full year results. Participants can access the live webcast or participate by phone by visiting our website at https://ir.worldkinect.com. To join the conference call by phone, participants must preregister and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on our website through March 6, 2024.

About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to more than 150,000 customers across the aviation, marine, and land-based transportation sectors. We also supply natural gas and power in the United States and Europe along with a growing suite of other sustainability-related products and services.
For more information, visit https://corp.worldkinect.com.
Contacts:
Ira M. Birns, Executive Vice President & Chief Financial Officer
Elsa Ballard, Vice President of Investor Relations & Communications

investor@worldkinect.com
Definitions
•"Net income" means net income (loss) attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. Additionally, in the fourth quarter of 2023, we excluded costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted diluted earnings per common share is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, and settled stock appreciation rights awards.

•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted income from operations is defined as income from operations excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, integration costs, and costs associated with the Finnish bid error.
~~•~~Adjusted income from operations as a percentage of adjusted gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit. Beginning with the three months ended December 31, 2023 we compute Adjusted operating margin using Adjusted gross profit (as defined below). This non-GAAP measure has not been recast in the comparable period as there are no costs that would meet the updated definition.
Beginning with the three months ended December 31, 2023 we added the following non-GAAP measures:
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, integration costs, and costs associated with the Finnish bid error.
•Consolidated and Land Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding our market position and strategy. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information security related incidents; changes in the political, economic or regulatory environment generally and in the markets in which we operate, such as the current conflicts in Eastern Europe and the Middle East; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs or other arrangements between or among sovereign nations, including the U.K.'s exit from the European Union; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$304.3	$298.4
Accounts receivable, net of allowance for credit losses of $18.3 million and $14.1 million as of December 31, 2023 and 2022, respectively	2,735.5	3,294.1
Inventories	664.6	779.9
Prepaid expenses	77.6	83.6
Short-term derivative assets, net	275.4	302.1
Other current assets	446.4	479.9
Total current assets	4,503.8	5,238.1
Property and equipment, net	515.3	484.2
Goodwill	1,238.0	1,233.0
Identifiable intangible assets, net	299.7	336.2
Other non-current assets	818.6	873.2
Total assets	$7,375.3	$8,164.6
Liabilities:
Current liabilities:
Current maturities of long-term debt	$78.8	$15.8
Accounts payable	3,097.6	3,529.5
Short-term derivative liabilities, net	128.2	325.2
Accrued expenses and other current liabilities	745.0	738.2
Total current liabilities	4,049.7	4,608.6
Long-term debt	809.1	829.9
Other long-term liabilities	566.9	735.3
Total liabilities	5,425.7	6,173.8
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 59.8 and 62.0 issued and outstanding as of December 31, 2023 and 2022, respectively	0.6	0.6
Capital in excess of par value	109.6	182.4
Retained earnings	1,981.6	1,962.5
Accumulated other comprehensive income (loss)	(148.9)	(160.6)
Total World Kinect shareholders' equity	1,943.0	1,984.9
Noncontrolling interest	6.7	5.9
Total equity	1,949.6	1,990.7
Total liabilities and equity	$7,375.3	$8,164.6

WORLD KINECT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenue	$12,002.9	$13,877.7	$47,710.6	$59,043.1
Cost of revenue	11,770.6	13,595.4	46,652.4	57,954.1
Gross profit	232.4	282.4	1,058.2	1,089.1
Operating expenses:
Compensation and employee benefits	136.0	133.1	512.3	507.4
General and administrative	72.1	69.9	308.0	308.7
Asset impairments	32.4	0.6	32.8	0.6
Restructuring charges	7.2	—	7.2	(0.8)
Total operating expenses	247.7	203.5	860.2	815.8
Income (loss) from operations	(15.3)	78.8	198.0	273.2
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(32.3)	(35.8)	(127.7)	(110.6)
Other income (expense), net	1.1	(15.6)	(3.6)	(17.5)
Total non-operating income (expense), net	(31.3)	(51.4)	(131.3)	(128.1)
Income (loss) before income taxes	(46.6)	27.4	66.7	145.1
Provision for income taxes	(11.8)	6.5	13.0	29.2
Net income (loss) including noncontrolling interest	(34.8)	20.9	53.7	115.9
Net income (loss) attributable to noncontrolling interest	(0.1)	—	0.8	1.7
Net income (loss) attributable to World Kinect	$(34.8)	$20.9	$52.9	$114.1
Basic earnings (loss) per common share	$(0.58)	$0.34	$0.86	$1.83
Basic weighted average common shares	60.1	62.1	61.4	62.3
Diluted earnings (loss) per common share	$(0.58)	$0.33	$0.86	$1.82
Diluted weighted average common shares	60.1	62.5	61.7	62.7
Comprehensive income:
Net income (loss) including noncontrolling interest	$(34.8)	$20.9	$53.7	$115.9
Other comprehensive income (loss):
Foreign currency translation adjustments	23.2	31.9	19.9	(45.5)
Cash flow hedges, net of income tax expense (benefit) of ($0.4) and ($0.6) for the three months ended December 31, 2023 and 2022, respectively, and net of income tax expense (benefit) of ($2.7) and $7.6 for the year ended December 31, 2023 and 2022, respectively	(1.7)	(1.3)	(8.1)	21.6
Total other comprehensive income (loss)	21.5	30.6	11.8	(24.0)
Comprehensive income (loss) including noncontrolling interest	(13.3)	51.5	65.5	91.9
Comprehensive income (loss) attributable to noncontrolling interest	(0.1)	—	0.8	1.7
Comprehensive income (loss) attributable to World Kinect	$(13.2)	$51.5	$64.7	$90.2

WORLD KINECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$(34.8)	$20.9	$53.7	$115.9
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	(75.8)	91.9	(267.5)	179.9
Depreciation and amortization	26.7	27.6	104.5	107.8
Noncash operating lease expense	8.2	8.1	34.7	35.0
Provision for credit losses	(0.5)	1.6	4.7	7.7
Share-based payment award compensation costs	7.9	3.5	24.2	17.6
Deferred income tax expense (benefit)	(26.4)	(10.5)	(30.7)	(18.5)
Unrealized foreign currency (gains) losses, net	(7.0)	6.0	(16.5)	21.7
Asset impairment charges	32.4	0.6	32.8	0.6
Other	7.2	11.0	23.0	30.8
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	180.1	(72.1)	569.2	(870.7)
Inventories	58.7	(44.9)	186.8	(252.1)
Prepaid expenses	14.9	2.7	6.7	(25.2)
Other current assets	7.8	(38.3)	(30.5)	(124.2)
Cash collateral with counterparties	(19.9)	(329.7)	168.9	(252.9)
Other non-current assets	(14.3)	(2.4)	(88.0)	(12.3)
Change in derivative assets and liabilities, net	1.5	0.2	(4.7)	2.9
Accounts payable	(225.0)	261.8	(441.9)	1,107.5
Accrued expenses and other current liabilities	66.5	(38.9)	(48.0)	147.8
Other long-term liabilities	(3.7)	9.9	(10.1)	(80.7)
Net cash provided by (used in) operating activities	4.5	(90.8)	271.3	138.5
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(13.7)	(2.2)	(13.7)	(643.9)
Proceeds from sale of business, net of divested cash	9.3	—	9.3	—
Capital expenditures	(19.8)	(22.4)	(87.6)	(78.6)
Other investing activities, net	0.4	(1.2)	(9.1)	(2.5)
Net cash provided by (used in) investing activities	(23.7)	(25.7)	(101.1)	(724.9)
Cash flows from financing activities:
Borrowings of debt	1,870.5	706.7	5,921.8	6,944.9
Repayments of debt	(1,861.8)	(572.5)	(6,224.4)	(6,611.2)
Issuance of Convertible Notes	—	—	350.0	—
Dividends paid on common stock	(8.4)	(8.6)	(34.0)	(31.0)
Repurchases of common stock	(10.1)	—	(60.1)	(48.7)
Purchase of convertible note hedges	—	—	(70.5)	—
Sale of warrants	—	—	40.0	—
Payments of deferred consideration for acquisitions	—	(2.0)	(62.9)	(12.0)
Other financing activities, net	(2.2)	(1.3)	(12.2)	(4.6)
Net cash provided by (used in) financing activities	(12.0)	122.3	(152.4)	237.3
Effect of exchange rate changes on cash and cash equivalents	(0.1)	12.3	(12.0)	(4.7)
Net increase (decrease) in cash and cash equivalents	(31.3)	18.1	5.9	(353.8)
Cash and cash equivalents, as of the beginning of the period	335.6	280.3	298.4	652.2
Cash and cash equivalents, as of the end of the period	$304.3	$298.4	$304.3	$298.4

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Revenue:	2023	2022	2023	2022
Aviation segment	$5,874.3	$6,683.9	$23,275.1	$26,799.9
Land segment	3,672.8	4,457.1	15,189.9	19,283.7
Marine segment	2,455.8	2,736.7	9,245.6	12,959.6
Total revenue	$12,002.9	$13,877.7	$47,710.6	$59,043.1
Gross profit:
Aviation segment	$131.4	$110.6	$485.8	$357.2
Land segment	57.0	115.8	399.8	475.9
Marine segment	44.0	56.0	172.6	256.0
Total gross profit	$232.4	$282.4	$1,058.2	$1,089.1
Income (loss) from operations:
Aviation segment	$58.1	$41.0	$208.8	$99.5
Land segment	(42.5)	37.1	40.1	125.6
Marine segment	19.3	31.5	82.3	155.5
Corporate overhead - unallocated	(50.2)	(30.7)	(133.2)	(107.4)
Total income (loss) from operations	$(15.3)	$78.8	$198.0	$273.2
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Volume (Gallons):	2023	2022	2023	2022
Aviation Segment	1,784.0	1,801.4	7,328.0	7,127.6
Land Segment (1)	1,619.3	1,536.8	6,237.6	6,166.2
Marine Segment (2)	1,129.7	1,236.3	4,440.8	5,037.5
Consolidated Total	4,533.0	4,574.5	18,006.4	18,331.4
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.3 and 4.7 for the three months ended December 31, 2023 and 2022, respectively; and 16.8 and 19.1 for the year ended December 31, 2023 and 2022, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023		2022		2023		2022
	Net Income	Earnings per Share	Net Income	Earnings per Share	Net Income	Earnings per Share	Net Income	Earnings per Share
GAAP measure	$(34.8)	$(0.58)	$20.9	$0.33	$52.9	$0.86	$114.1	$1.82
Acquisition and divestiture related expenses	0.4	0.01	0.9	0.01	1.0	0.02	1.4	0.02
Loss (gain) on sale of business	(1.6)	(0.03)	7.7	0.12	(2.2)	(0.04)	7.7	0.12
Asset impairments	32.4	0.54	0.6	0.01	32.8	0.53	0.6	0.01
Integration costs	—	—	—	—	—	—	1.4	0.02
Finnish bid error	48.8	0.81	—	—	48.8	0.79	—	—
Restructuring charges	7.2	0.12	—	—	7.2	0.12	(0.8)	(0.01)
Non-operating legal settlements	—	—	6.5	0.10	—	—	6.5	0.10
Loss on debt extinguishment	—	—	—	—	—	—	0.7	0.01
Income tax impacts	(20.4)	(0.34)	(3.1)	(0.05)	(20.4)	(0.33)	(3.6)	(0.06)
Adjusted non-GAAP measure	$32.2	$0.54	$33.5	$0.54	$120.0	$1.95	$127.9	$2.04

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) including noncontrolling interest	$(34.8)	$20.9	$53.7	$115.9
Interest expense and other financing costs, net	32.3	35.8	127.7	110.6
Provision (benefit) for income taxes	(11.8)	6.5	13.0	29.2
Depreciation and amortization	26.7	27.6	104.5	107.8
EBITDA	12.4	90.9	298.9	363.5
Acquisition and divestiture related expenses	0.4	0.9	1.0	1.4
Loss (gain) on sale of business	(1.6)	7.7	(2.2)	7.7
Non-operating legal settlements	—	6.5	—	6.5
Asset impairments	32.4	0.6	32.8	0.6
Integration costs	—	—	—	1.4
Finnish bid error	48.8	—	48.8	—
Restructuring charges	7.2	—	7.2	(0.8)
Adjusted EBITDA	$99.8	$106.5	$386.4	$380.3

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,
	2023				2022
	Land (1)	Consolidated			Land (1)	Consolidated
	Gross Profit	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$57.0	$232.4	$247.7	$(15.3)	$115.8	$282.4	$203.5	$78.8
Acquisition and divestiture related expenses	—	—	(0.4)	0.4	—	—	(0.9)	0.9
Asset impairments	—	—	(32.4)	32.4	—	—	(0.6)	0.6
Finnish bid error	48.0	48.0	(0.8)	48.8	—	—	—	—
Restructuring charges	—	—	(7.2)	7.2	—	—	—	—
Adjusted non-GAAP measure	$105.0	$280.4	$206.8	$73.6	$115.8	$282.4	$202.1	$80.3

Reconciliation of GAAP to non-GAAP financial measures:	For the Year Ended December 31,
	2023				2022
	Land (1)	Consolidated			Land (1)	Consolidated
	Gross Profit	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$399.8	$1,058.2	$860.2	$198.0	$475.9	$1,089.1	$815.8	$273.2
Acquisition and divestiture related expenses	—	—	(1.0)	1.0	—	—	(1.4)	1.4
Asset impairments	—	—	(32.8)	32.8	—	—	(0.6)	0.6
Integration costs	—	—	—	—	—	—	(1.4)	1.4
Finnish bid error	48.0	48.0	(0.8)	48.8	—	—	—	—
Restructuring charges	—	—	(7.2)	7.2	—	—	0.8	(0.8)
Adjusted non-GAAP measure	$447.9	$1,106.2	$818.5	$287.7	$475.9	$1,089.1	$813.2	$275.8
(1)Land segment gross profit. There are no adjustments to gross profit made for the aviation or marine segments.